Exhibit 99.1

OCZ Technology Announces Receipt of Anticipated NASDAQ Letter

SAN JOSE, CA.— May 22, 2013 - OCZ Technology Group, Inc. (Nasdaq:OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, today announced that, as anticipated, the Company received a letter from the Staff of the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based upon the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended February 28, 2013 with the Securities and Exchange Commission (the “SEC”), as required by NASDAQ Listing Rule 5250(c)(1) (the “Filing Requirement”), the additional filing deficiency would be considered by the Listing Qualifications Panel (the “Panel”) in rendering a determination regarding the Company’s request for continued listing on NASDAQ. As previously reported, the Company has not yet filed its Forms 10-Q for the fiscal quarters ended August 31, 2012 and November 30, 2012, or the restatement of its financial statements included in its Form 10-K for the fiscal year ended February 29, 2012 and its Form 10-Q for the fiscal quarter ended May 31, 2012 with the SEC, as required. The Company has presented its plan to regain compliance with the Filing Requirements before the Panel at which it requested additional time within which to do so. The NASDAQ Hearings Panel has granted the Company’s request to extend the stay of the suspension of trading of the Company’s common stock pending the final determination regarding the Company’s listing status.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering a complete spectrum of solid-state drives (SSDs), OCZ provides SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address a wide range of client and enterprise applications. Having developed firmware and controller platforms, to virtualization and endurance extending technologies, the company delivers vertically integrated solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged by customers. For more information, please visit: www.ocz.com.

Forward Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, the risk that the process of preparing and auditing the financial statements or other subsequent events would require OCZ to make additional adjustments; the time and effort required to complete the restatement of the financial reports; the ramifications of OCZ’s potential inability to timely file required reports; including potential delisting of OCZ’s common stock on NASDAQ; the risk of litigation or governmental investigations or proceedings relating to such matters; market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; OCZ’s ability to obtain sufficient NAND flash; and OCZ’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on May 14, 2012, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocz.com. OCZ does not undertake to update its forward-looking statements.

All trademarks or brand names referred to herein are the property of their respective owners.

OCZ Press Contact:

Scott Harlin

Director of Marketing Communications

(408) 440-3484

sharlin@ocztechnology.com

OCZ Investor Relations Contact:

Bonnie Mott

Senior Manager of Investor Relations

(408) 440-3428

bmott@ocztechnology.com